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                                                                    EXHIBIT 99.1


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                  ADVANCEPCS ENTERS SPECIALTY PHARMACY BUSINESS
                    WITH THE LAUNCH OF ADVANCEPCS SPECIALTYRX

               TO BECOME MAJOR PLAYER IN LARGE AND GROWING MARKET


                    o ACQUISITION OF THERACOM

                    o JOINT VENTURE WITH PRIORITY HEALTHCARE

                    o SENIOR MANAGEMENT TEAM HIRES

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                              FOR IMMEDIATE RELEASE

IRVING, Texas (June 18, 2001) -- AdvancePCS (Nasdaq: ADVP), the nation's leading health improvement company, today announced the launch of AdvancePCS SpecialtyRx. This specialty pharmacy business will further the company's goal of improving overall health care for patients using injectable and other expensive, high-technology drugs, while controlling the costs incurred by medical plan sponsors to provide these therapies.

AdvancePCS has taken three important steps to form AdvancePCS SpecialtyRx. First, AdvancePCS has entered into a definitive agreement to acquire TheraCom, Inc., a specialty pharmacy provider based in Bethesda, Md. Concurrently, AdvancePCS has signed a definitive agreement to establish a joint venture with Priority Healthcare Corp. (Nasdaq: PHCC), a national specialty pharmacy and distribution company located in Lake Mary, Fla. Finally, AdvancePCS has hired an experienced team to build and manage AdvancePCS SpecialtyRx. Michael Ellis, senior vice president, specialty pharmacy, who has 19 years of experience in pharmaceutical services, will lead this team. These announcements position AdvancePCS to immediately offer clients a single-sourced solution to their complex and growing specialty pharmacy needs.

"We believe the opportunity for AdvancePCS to significantly influence the $12 billion specialty pharmacy market is tremendous and is becoming increasingly strategic, given the biotechnology development pipeline," said David D. Halbert, AdvancePCS chairman and chief executive officer. "These biotech therapies have great potential to fundamentally alter health care treatment regimens and the overall health status of the nation's population. At AdvancePCS, we intend to take an active role in managing the costs associated with these new treatments and to provide the same type of value in specialty pharmacy that we provide in the PBM arena. We are well suited to extend that value proposition into specialty pharmacy by complementing our existing payer and manufacturer relationships with the unique capabilities of AdvancePCS SpecialtyRx."

"AdvancePCS SpecialtyRx will help plan sponsors effectively manage their costs by providing clinical support for patients, price discounts and technology-enabled administrative efficiencies," said Michael Ellis, senior vice president, specialty pharmacy. "In addition to controlling costs, the initiatives we announced today address the growing needs of our clients and their members for programs that simplify the complex process for obtaining specialty products and services and ensure appropriate utilization."


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ADVANCEPCS ENTERS SPECIALTY PHARMACY BUSINESS                                  2

AdvancePriority SpecialtyRx, the joint venture between AdvancePCS and Priority Healthcare, brings together the two leaders in their respective industries, and will provide AdvancePCS customers with comprehensive, quality specialty pharmacy services. AdvancePCS will have a 51 percent ownership share in the joint venture, and Priority Healthcare will have a 49 percent interest. AdvancePCS and Priority Healthcare together will initially invest capital and commit staff, facilities and equipment to effect the joint venture, which is expected to be operational within the next few months.

"The joint venture with Priority Healthcare gives AdvancePCS the opportunity to offer our clients a full-service specialty pharmacy product and service line immediately," Halbert said. "We screened the universe of existing specialty pharmacy providers and found that Priority is unmatched in its ability to offer comprehensive, high-quality specialty pharmacy services. We have been impressed with the services that Priority Healthcare has developed over the years and are pleased to have them as a partner."

TheraCom is a focused specialty pharmacy company that provides customized services around complex and emerging biotechnology therapies and the significant patient management needs associated with those therapies. The TheraCom transaction will be accounted for under purchase accounting rules and is expected to be non-dilutive to earnings per share. AdvancePCS plans to maintain TheraCom and its 87 employees at its present location. TheraCom management, including founders Robert Dresing, chairman, and Mark Hansan, president and CEO, will continue to direct its operations.

"We are thrilled to be joining forces with a company that subscribes to our same commitment to creating and maintaining highest quality services and improving health outcomes," said Robert Dresing, chairman of TheraCom. "In addition, our combination with such a powerful platform will create a product offering for our manufacturers that is unparalleled in the market today."

"We are pleased to have such a high quality organization joining AdvancePCS. We value the unique relationships and capabilities TheraCom has built around the emerging biotechnology market," Halbert said. "We look forward to benefitting from the outstanding vision, leadership and clinical focus exhibited by TheraCom. This acquisition, and management's continued commitment to the success of the enterprise, provide AdvancePCS with greatly enhanced capabilities to focus on complex therapy management and patient assistance with those therapies."

Mike Ellis, who brings a strong specialty pharmacy background to the business, will coordinate specialty pharmacy service operations for AdvancePCS. He is a former senior executive of Olsten Health Services and Quantum Health Resources and has consulted for pharmaceutical, biotech and distribution companies. Ellis will oversee the AdvancePCS SpecialtyRx organization, including newly hired specialty pharmacy executives Jim Long and Mark McSweeny. Previously, Long was president of American Medical Distributors, Inc., vice president of specialty pharmacy services with Chronimed, Inc. and vice president of sales with Olsten Health Services. McSweeny has been an independent consultant and held senior positions in the specialty, infusion and biotechnology arena.

Specialty pharmacy services focus on pharmaceutical products that generally are biotechnological in nature and are given by injection. They are traditionally used by small patient populations with chronic, often complex, diseases requiring challenging regimens and a high level of clinical expertise. Costs for individual therapies average approximately $18,000 annually, but can range up to $200,000 annually.



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ADVANCEPCS SCHEDULES CONFERENCE CALL                                           3

AdvancePCS will conduct a conference call for investors on Tuesday, June 19, 2001, at 9:30 a.m. CDT to discuss today's announcement. The dial-in number for the call is 800-811-8824. The conference call also will be carried live on the Internet and can be accessed at www.streetevents.com and on the investor relations section of the company's Web site at www.advancepcsrx.com.

The Webcast will be archived and available for replay for 90 days. A telephone replay of the conference call will be available for seven days starting June 19 at 1 p.m. CDT, and can be accessed by dialing 888-203-1112, confirmation code 571257.

ABOUT ADVANCEPCS

AdvancePCS (www.advancepcsrx.com) is the nation's largest independent provider of health improvement services, touching the lives of more than 75 million health plan members and managing more than $21 billion annually in prescription drug spending. The company offers health plans a wide range of health improvement products and services designed to improve the quality of care delivered to health plan members.

The company's capabilities include integrated mail service and retail pharmacy networks, innovative clinical services, customized disease management programs, specialty pharmacy, clinical trials and outcomes research, information management, and prescription drug services for the uninsured. AdvancePCS clients include Blue Cross and Blue Shield organizations, insurance companies and HMOs, Fortune 500 employers, Taft-Hartley groups, state and local governments, and other health plan sponsors.

AdvancePCS is an information technology leader and has developed several online health e-solutions, including www.AdvanceRx.com, one of the country's most comprehensive Internet pharmacies. The company's e-health portal, www.BuildingBetterHealth.com, helps people stay healthy by providing valuable information on health and wellness.

ABOUT THERACOM

TheraCom (www.thera.com) is a specialty pharmacy company with substantial experience providing distribution and related services to the biotechnology industry. Services include product coverage advocacy, insurance verification, reimbursement processing, pharmacist counseling and intervention, clinical and dosage monitoring, adherence counseling, nurse training, and in-home nursing coordination. The company also provides Internet, direct marketing, advertising and product launch support services. Based in Bethesda, Md., TheraCom is a licensed pharmacy offering national coverage, as well as a licensed wholesaler for distribution orders.

ABOUT PRIORITY HEALTHCARE

Priority Healthcare Corp. (www.priorityhealthcare.com) is a national specialty pharmacy and distributor that provides biopharmaceuticals, complex therapies and related disease treatment programs and services.



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FORWARD LOOKING STATEMENTS                                                     4

Any statements included in this press release that are not historical facts and that concern predictions of economic performance and management's plans and objectives constitute forward-looking statements under the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, factors detailed in AdvancePCS' Securities and Exchange Commission filings.

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CONTACT:      Blair Jackson
              Director of Public Relations
              AdvancePCS
              480-391-4138